Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC

Cardiff, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-233901) and Form S-8 (No. 333-209365 and 333-214969) of Midatech Pharma PLC of our report dated June 15, 2020, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

June 15, 2020